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                                                                  EXHIBIT 23.01



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 27, 1997 (except with respect to the matter discussed in Note 4, as to which date is April 15, 1997) included in this Form 10-K, into the Company's previously filed Statements on Form S-8 (File Nos. 33-77594, 33-77596, 33-92282, 33-95946 and 33-95990) and on Form S-3 (File Nos.
33-79988 and 33-71438).



                                                /s/ ARTHUR ANDERSEN LLP
                                                -----------------------------
                                                ARTHUR ANDERSEN LLP

Boston, Massachusetts
April 15, 1997